Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of Tanger Factory Outlet Centers, Inc. and Subsidiary and Tanger Properties Limited Partnership on Form S-3 (File No. 33-99736-01) of our reports dated January 27, 1997, except Note 14, which is dated February 28, 1997, on our audits of the financial statements and financial statement schedule of Tanger Properties Limited Partnership as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which reports are included in this Annual Report on Form 10-K.


                                                       COOPERS & LYBRAND L.L.P.



Greensboro, North Carolina
March 21, 1997